UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 1, 2008

GENTA INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-19635 (Commission File Number)	33-0326866 (I.R.S. Employer Identification No.)

200 Connell Drive Berkeley Heights, NJ (Address of Principal Executive Offices)	07922 (Zip Code)

(908) 286-9800
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 1, 2008, Genta Incorporated (the “Company”), entered into a Supply Agreement (the “Agreement”) with Avecia Biotechnology, (“Avecia”), a Delaware corporation based in Milford, Massachusetts, whereby Avecia will supply Genasense® active pharmaceutical ingredient (“API”) to the Company over the term of the Agreement. The Agreement became effective on May 1, 2008, and shall remain in effect until the earlier of (i) December 31, 2017 and (ii) the seventh anniversary of the date of Regulatory Authority Approval, the first marketing approval by any regulatory authority for the drug product containing API (the “Initial Term”). Either party may terminate the Agreement after the Initial Term upon giving at least two years’ prior written notice to the other party after certain conditions have been satisfied. Avecia shall supply a significant amount of the global requirements of the Company over the term of the Agreement. This Agreement supersedes a prior supply agreement that had been in effect between the Company and Avecia.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which will be filed as an exhibit on a Form 10-Q or Form 8-K as the Company deems appropriate, with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED
By:	/s/ GARY SIEGEL
Name: Gary Siegel
Title: Vice President, Finance

Dated: May 7, 2008